UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 12, 2021 (April 8, 2021)

Amarin Corporation plc

(Exact name of registrant as specified in its charter)

England and Wales	0-21392	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

77 Sir John Rogerson’s Quay, Block C, Grand Canal Docklands, Dublin 2, Ireland	Not applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: + 353 1 6699 020

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
American Depositary Shares (ADS(s)), each ADS representing the right to receive one (1) Ordinary Share of Amarin Corporation plc	AMRN	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2021, Amarin Corporation plc (“Amarin”) announced that John Thero plans to retire from his positions as Amarin’s President and Chief Executive Officer, and as a member of the Amarin board of directors (the “Board”), and that Amarin’s Senior Vice President, Commercial Head Europe, Karim Mikhail, will be appointed Mr. Thero’s successor. It is expected that Mr. Thero will remain in his roles until August 1, 2021 (the actual date of his retirement, the “Succession Date”), and then continue to provide phased transitional and consulting services to Amarin thereafter as described in the transitional services and separation agreement entered into between Mr. Thero and Amarin on April 12, 2021 (the “Separation Agreement”). Mr. Thero’s retirement is voluntary and there no disagreement between Mr. Thero and the Board.

Pursuant to and conditioned upon Mr. Thero’s compliance with the Separation Agreement, (a) Mr. Thero will be eligible for a 2021 annual bonus, calculated on a pro rata basis based on his 2021 service and subject to the achievement of Amarin’s Board-approved corporate goals on a basis consistent with the then-active officers of Amarin and (b) Mr. Thero’s outstanding equity awards will continue to vest during the period of his continued service to the Company (and in accordance with the Company’s equity incentive plans his stock options shall continue to be exercisable, to the extent vested, until the earlier of 12 months following the last day of his service relationship with Amarin and the original 10-year expiration date for such vested options). Mr. Thero will also be entitled to certain other benefits and obligations as provided in the Separation Agreement, including certain benefits continuation, a release of claims for the benefit of Amarin and cooperation and non-disparagement covenants.

As noted above, Mr. Mikhail has been appointed as Mr. Thero’s successor, to serve as Amarin’s President and Chief Executive Officer, effective on the Succession Date. Mr. Mikhail will also serve as Amarin’s principal executive officer. In addition, Mr. Mikhail was also appointed as a member of the Board, effective as of the Succession Date.

Mr. Mikhail, age 50, joined Amarin as Senior Vice President, Commercial Head of Europe in 2020 from THEODON, a global commercial strategy consultancy he founded in 2018. Prior to his THEODON work, Mr. Mikhail spent more than 20 years at Merck & Co. (“Merck”), where from 2014 to 2018 he served as global commercial leader for Merck’s lipid franchise. Prior to that role, Mr. Mikhail served as Merck’s chief marketing officer for Europe, Middle East and Africa and chief operating officer for emerging markets. Mr. Mikhail is a pharmacist by training and holds a master’s degree in biopharmaceutical marketing and management from the graduate school of business in Paris, École Supérieure de Commerce de Paris.

In connection with his appointment as President and Chief Executive Officer, Mr. Mikhail entered into an employment agreement with Amarin, dated April 12, 2021 (the “CEO Employment Agreement”), which provides that, effective as of the date of the CEO Employment Agreement, Mr. Mikhail’s annual base salary be increased to $750,000 and his annual bonus potential be increased to 70% of his base salary, based upon the achievement of certain individual and company objectives to be set by Amarin (with any bonus payment to be entirely at the discretion of the Board). In the event that Mr. Mikhail does not assume the position of President and Chief Executive Officer on the Succession Date, his annual base salary and bonus potential will be reduced to the levels to which he was entitled prior to the date of the CEO Employment Agreement. In connection with his appointment and entry into the CEO Employment Agreement, Mr. Mikhail was granted the following equity awards pursuant to and in accordance with the Amarin Corporation plc 2020 Stock Incentive Plan (the “Plan”):

•

a stock option award exercisable for up to 290,200 ordinary shares of Amarin, to vest, subject to Mr. Mikhail’s appointment as President and Chief Executive Officer and his continued service to Amarin, over four years, with 25% to vest on the first anniversary of the date of the CEO Employment Contract (the “Grant Date”) and the balance to vest ratably over the next 12 calendar quarters thereafter; such options to have an exercise price equal to the closing price of Amarin’s American Depository Shares on the NASDAQ Capital Market on May 1, 2021, such award shall be subject to acceleration in full in the event of a change in control of Amarin;

•

a time-based restricted stock unit (“RSU”) award of 215,200 ordinary shares of Amarin, representing the right to receive a payment equal to the Fair Market Value (as defined in the Plan) of the number of Amarin’s ordinary shares presented to the remuneration committee of the Board (the “Committee”), such RSUs to be granted effective as of the Grant Date and to become vested, subject to Mr. Mikhail’s appointment as President and Chief Executive Officer and his continued service to Amarin, in three annual installments, with the first installment vesting on the first anniversary of the Grant Date (and becoming fully vested on the third anniversary of the Grant Date); and that such payment would be made in shares, unless otherwise determined by the Committee (or any combination of cash and shares), such award shall be subject to acceleration in full in the event of a change in control of Amarin; and

•

a performance-based RSU (a “PSU”) award of 200,000 ordinary shares of Amarin, representing the right to receive a payment equal to the Fair Market Value of the number of Amarin’s ordinary shares presented to the Committee; and, subject to Mr .Mikhail’s appointment as President and Chief Executive Officer and his continued service to Amarin through the applicable vesting date, to become vested, or alternatively subject to time-based vesting as provided in the award agreement, as applicable, upon the achievement of certain performance-based milestones, in each case as certified by the Committee, such award shall be subject to acceleration in full in the event of a change in control of Amarin.

Mr. Mikhail will be eligible for severance pay and benefits under terms and conditions that are no less favorable than those set forth in the Company’s Executive Severance and Change of Control Plan effective January 28, 2021, subject to any Swiss law requirements.

The CEO Employment Agreement, which is governed by Swiss law, may be terminated by either Mr. Mikhail or Amarin upon a six months’ prior written notice to the other party, with a termination with immediate effect for a justified cause pursuant to Article 337 of the Swiss Code of Obligations reserved.

Mr. Mikhail will enter into an Indemnification Agreement with Amarin in substantially the same form as Amarin’s other executive officers.

There are no other arrangements or understandings between Mr. Mikhail and any other person pursuant to which Mr. Mikhail was appointed to the positions described in this Current Report on Form 8-K, and Mr. Mikhail is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

The foregoing descriptions of the Separation Agreement and the CEO Employment Agreement are not complete and are qualified in their entireties by reference to the Separation Agreement and the CEO Employment Agreement, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively.

Item 7.01	Regulation FD Disclosure.

On April 12, 2021, Amarin issued a press release regarding the retirement of Mr. Thero, and the appointment of Mr. Mikhail and his election to the Board. Amarin’s press release is furnished herewith as Exhibit 99.1 to this report.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Transitional Services and Separation Agreement between John Thero and Amarin Corporation plc, dated April 12, 2021

10.2	Contract of Employment between Karim Mikhail and Amarin Switzerland GmbH, dated April 12, 2021

99.1	Press Release of Amarin Corporation plc., dated April 12, 2021 (furnished herewith)

104	Cover Page lnteractive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2021	Amarin Corporation plc

	By:	/s/ Michael Kalb
Michael Kalb
Chief Financial Officer